Exhibit 3.6

3.6

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070842961-29
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/12/2007 8:00 AM
	Entity Number C8551-1998

Certificate of Amendment

(PURSUANT TO NRS 78.380)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:
SATELLITE NEWSPAPERS CORP.

2. The articles have been amended as follows (provide article numbers, if available):
ARTICLE FIRST is amended to change the name of the corporation to Geamed Holding Corp.

3. The undersigned declare that they constitute at least two-thirds of the incorporators ☐, or of the board of directors ☒ (check one box only)

4. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X ____________________ Signature Roy Piceni, CEO

X ____________________ Signature Randy Hibma, CFO

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend 78.380 2007
Revised on: 01/01/07